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                                                                   EXHIBIT 10.32




                                 EXHIBIT 2.2 (e)

                             SHAREHOLDERS' AGREEMENT

         THIS SHAREHOLDERS' AGREEMENT (the "Agreement") is made and entered into as of the date below written by and among Hamilton Dorsey Alston Company, a Georgia corporation ("HDA"), HomeCom Communications, Inc., a Georgia corporation "(HomeCom"), and InsureRate, Inc., a Georgia corporation (the "Company").

                                R E C I T A L S :

         WHEREAS, HDA owns thirty-three thousand three hundred thirty-three and 33/100 (33,333.33) shares (the "HDA Stock") and HomeCom owns fifty-six thousand six hundred sixty-six and 67/100 (56,666.67) shares of the issued and outstanding common stock, par value $.01 per share, of the Company (the "Stock");

         WHEREAS, the parties hereto believe it is in their respective best interests to enter into this Agreement providing for, among other things, restrictions on the transfer of shares of the HDA Stock and the right of HDA to sell the HDA Stock to HomeCom and the right of HomeCom to purchase the HDA Stock, upon the occurrence of certain events as provided herein.

         NOW THEREFORE, for and in consideration of the premises and the mutual promises, covenants and agreements herein contained, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, covenant and hereby agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

         As used herein, the following terms shall have the respective meanings set forth below:

         1.1 "Affiliate" means, with respect to a Person, any other person directly or indirectly controlling, controlled by, or under common control with, such first Person, where control shall be presumed to exist by the ownership of ten percent (10%) or more of the outstanding voting capital interests of a Person.

         1.2 "Agreement" means this Agreement as originally executed, or as it may from time to time be amended by one or more written amendments or modification agreements executed by all Parties.

         1.3 "Business Day" shall mean any day other than a day on which national banks located in Atlanta, Georgia are required to be closed.


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         1.4 "Company" shall have the meaning set forth in the first paragraph of this Agreement.

         1.5 "HomeCom" shall have the meaning set forth in the first paragraph of this Agreement.

         1.6 "HDA" shall have the meaning set forth in the first paragraph of this Agreement.

         1.7 "Person" means any individual, corporation, partnership (general or limited), limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

         1.8 "Shareholder" means HDA or HomeCom.

                                    ARTICLE 2

              RESTRICTIONS ON TRANSFER AND ENCUMBRANCE OF HDA STOCK

         Except as otherwise expressly permitted by the terms of this Agreement, HDA shall not sell, assign, transfer, give, pledge, encumber, hypothecate or otherwise dispose of, any the shares of the HDA Stock, whether now owned or hereafter acquired (any such disposition being hereinafter referred to as a "Share Transfer"), to any Person (including without limitation an existing shareholder of the Company). Any Share Transfer made by HDA not in strict accordance with the terms of this Agreement shall be deemed null and void ab initio and have no force or effect whatsoever.

                                    ARTICLE 3

             RIGHT OF FIRST REFUSAL OF HOMECOM FOR TRANSFERS BY HDA

         If HDA desires to cause a Share Transfer, upon receiving an arm's length written offer to purchase any of the HDA Stock (the "Offered Stock") from a bona fide, third party unaffiliated with HDA (an "Offer"), which Offer HDA desires to accept, HDA shall first offer to HomeCom the option to purchase the Offered Stock as follows:

         3.1 Notice. HDA shall give HomeCom notice (the "First Refusal Notice") of its intention to effect a Share Transfer of the Offered Stock. The First Refusal Notice shall provide a full description of all the material terms of the proposed Share Transfer, including without limitation the identities and addresses of all real parties in interest, the price per share, the terms of payment, and a copy of the Offer duly signed by the Offeror.

         3.2 Election and Exercise of Rights. HomeCom shall have the right to purchase all, but not less than all, of the Offered Stock by giving notice of exercise of such purchase right to HDA within thirty (30) Business Days after HomeCom's receipt of the First Refusal Notice from HDA.


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         3.3 Terms. If HDA has received an Offer, the purchase price at which
HomeCom may purchase the Offered Stock shall be the price per share contained in the Offer, and such purchase and sale shall occur upon the same terms and conditions contained in the Offer; provided, however, that HomeCom may, at its option, pay the purchase price for the Offered Stock by paying twenty percent (20%) of the total purchase price in immediately available funds (cash or equivalent conveyed by bank wire transfer or federal funds check) and delivering to HDA a promissory note of HomeCom for the balance of the purchase price payable in equal monthly installments of principal and interest over the two (2) year period following the date of the closing of such transaction and bearing interest on the outstanding principal balance thereof at a per annum simple interest rate equal to the prime interest rate as stated in the Wall Street Journal on the date of such purchase of the Offered Stock by HomeCom.

         3.4 No Bona Fide Offer. If HomeCom has determined in good faith that HDA has received no Offer, HomeCom shall not be obligated to purchase the Offered Stock upon such terms, and HDA may not cause a Share Transfer to the alleged Offeror. HomeCom shall give notice to HDA and the Board of Directors of the Company of such finding prior to the expiration of the time within which HomeCom may exercise the option contained in Section 3.2 hereof to purchase the Offered Stock. The Board of Directors of the Company shall, within ten (10) Business Days after receipt of such Notice, determine whether the Offer is bona fide and deliver notice of such determination to the Shareholders. The decision of the Board of Directors of the Company shall be final, binding, conclusive and non-appealable by the Shareholders. If the Board of Directors of the Company shall determine that the Offer is bona fide, then HomeCom shall have five (5) Business Days after receipt of notice of such determination to exercise the option contained in Section 3.2 hereof.

         3.5 Closing Procedure. If, pursuant to Section 3.2 hereof, HomeCom exercises the right to purchase the Offered Stock from HDA, the closing for such transaction shall be held at the Company's principal place of business thirty
(30) Business Days after the date of receipt by HomeCom of notice of such exercise, at 10:00 a.m., or at such other place and time as may be mutually agreed between HDA and HomeCom. At such closing, HomeCom shall purchase (subject to Section 3.3 hereof) the Offered Stock on the same terms and conditions as contained in the First Refusal Notice, and HDA shall deliver the Offered Stock to HomeCom free and clear of all encumbrances with applicable transfer stamps, if any, affixed and with warranties of title delivering the Offered Stock free and clear, and shall execute and transfer all documents necessary to effectuate such purchase.

         3.6 Failure or Refusal of HomeCom to Exercise Option. If HomeCom fails or refuses to exercise the option contained in Section 3.2 hereof, HDA may, for a period of thirty (30) days after (i) receipt of HomeCom's affirmative written refusal or (ii) expiration of all time periods for the exercise of the option contained in Section 3.2 hereof (the "Share Transfer Period"), effect the Share Transfer to the bona fide, third party purchaser based upon the terms of the Share Transfer contained in the First Refusal Notice. Upon expiration of the Share Transfer Period, HDA shall not have the right to effect the contemplated Share Transfer and any purported Share Transfer effected after the Share Transfer Period shall be null and void ab initio without legal force or effect.


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                                    ARTICLE 4

                              PUT AND CALL OPTIONS


         4.1 Put by HDA. HDA shall have the right to cause HomeCom to purchase from HDA all (and only all) of the HDA Stock at a purchase price equal to one hundred thousand dollars and no/100 ($100,000) (the "Put Purchase Price") at any time by delivering a written notice to HomeCom stating that HDA has elected to exercise such right. HomeCom, at its sole discretion, may pay the Put Purchase Price either in the form of (a) cash or (b) shares of the unregistered common stock of HomeCom having a value equal to the Put Purchase Price; provided, however, that if HDA exercises such right within thirty (30) days after the date on which the Company's internet web site is first open for public access through the World Wide Web on the Internet, then HomeCom shall pay the entire Put Purchase Price in cash.

         4.2  Call by HomeCom.

         (a) HomeCom shall have the right to purchase from HDA fifty percent (50% ) of the HDA Stock at a purchase price equal to one hundred thousand and no/100 dollars ($100,000) (the "Call Purchase Price") at any time by delivering a written notice to HDA stating that HomeCom has elected to exercise such right. HDA may, in its sole discretion, elect to receive the Call Purchase Price either in the form of (a) cash or (b) shares of the unregistered common stock of HomeCom.

         (b) Notwithstanding anything contained herein to the contrary, HomeCom shall have the right to purchase all the HDA Stock at a purchase price equal to one hundred thousand dollars ($100,000) upon any "Change in Control" of HDA. For purposes of this Agreement, a "Change in Control" of HDA shall mean the acquisition by any Person, who is not an Affiliate of HDA on the date hereof, of twenty-five percent (25%) or more of the total outstanding voting capital stock of HDA.

         4.3 Closing Procedure. If, pursuant to Section 4.1 or 4.2 hereof, HDA exercises its right to sell the HDA Stock to HomeCom or HomeCom exercises the right to purchase fifty percent (50%) of the HDA Stock from HDA, respectively, the closing for such transaction shall be held at the Company's principal place of business thirty (30) Business Days after the date of receipt by HomeCom of notice of such exercise, at 10:00 a.m., or at such other place and time as may be mutually agreed between HDA and HomeCom. At such closing, HDA shall deliver the certificates evidencing the HDA Stock to be sold to HomeCom free and clear of all encumbrances with applicable transfer stamps, if any, affixed and with warranties of title delivering the Offered Stock free and clear, and shall execute and transfer all documents necessary to effectuate such purchase. If, pursuant to Section 4.1 or 4.2 hereof, the purchase price to be paid upon the exercise of the right to sell or the right to purchase HDA Stock, as


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applicable, shall be paid in shares of unregistered common stock of HomeCom, then (i) the value of each such share shall be calculated by computing the average daily closing price of the common stock of HomeCom for the period of time from the date of the delivery of written notice of the exercise of such right to sell or right to purchase, as applicable, until and including the business day immediately preceding the date of the closing of the transaction, using for each daily closing price the last reported sale price per share of the common stock of HomeCom as reported on the National Association of Securities Dealers Automated Quotations System ("Nasdaq") National Market (the "Average Daily Closing Price"), and (ii) the purchase price to be paid upon the exercise of the right to sell or the right to purchase HDA Stock, as applicable, shall be divided by the Average Daily Closing Price to determine the number of shares of unregistered common stock of HomeCom to be delivered upon such exercise.

                                    ARTICLE 5

                                DRAG-ALONG RIGHTS

         5.1 Drag-Along Rights of HomeCom. If HomeCom proposes to effect a Share Transfer to any third parties other than an Affiliate of HomeCom of any shares of Stock owned by HomeCom, then, if requested by HomeCom, HDA shall join HomeCom in such sale on a pro rata basis equal to the total number of shares of Stock owned by HomeCom to be sold to such third party purchasers (the "Purchasers") by HomeCom and HDA multiplied by a fraction, the numerator of which shall be the total number of shares of the HDA Stock, and the denominator of which shall be the total number of shares of Stock then owned by HomeCom plus the total number of shares of the HDA Stock, for a purchase price per share of the Stock equal to the purchase price per share to be paid by the Purchasers to HomeCom and, on the same terms and conditions applicable to HomeCom.

                                    ARTICLE 6

                          RESTRICTIVE COVENANTS OF HDA

         6.1 Covenants Not to Solicit.

                  (a) Customers; Providers. So long as HDA owns any capital stock of the Company and for a period of two (2) years thereafter (the "Restricted Period"), HDA shall not, on HDA's own behalf or on behalf of any Person, firm, partnership, association, corporation or business organization, entity or enterprise ("Other Entity"), solicit, contact, call upon, communicate with or attempt to communicate with (i) any holder of an insurance policy or any individual or entity insured under an insurance policy, which was purchased or otherwise acquired through the Company's Internet web site, using an Internet platform on the World Wide Web which is directly competitive with the Company's Internet web site and (b) any insurance company or other provider of financial services which has marketed its products or services through the Company's Internet web site with a view to providing "Competitive Services" to such insurance company or financial services provider. For the purposes of this Agreement, the term "Competitive Services" shall mean the marketing or distribution of insurance or other


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financial services or products using an Internet platform on the World Wide Web which is substantially similar to the Company's web site.

                  (b) Employees. During the Restricted Period, HDA shall not, on HDA's own behalf or on behalf of any Other Entity, recruit or hire, or attempt to solicit or recruit or hire, any employees of the Company or any of its affiliates who were employed by the Company during the Restricted Period.

         6.2 Confidentiality.

         (a) The Company may from time to time disclose to HDA certain Trade Secrets and Confidential Information (as defined below). HDA acknowledges and agrees that the Trade Secrets and Confidential Information are the sole and exclusive property of the Company (or a third party providing such information to the Company) and that the Company or such third party owns all worldwide rights therein under patent, copyright, trade secret, confidential information, or other property right. HDA acknowledges and agrees that the disclosure of the Trade Secrets and Confidential Information to HDA does not confer upon HDA any license, interest or rights of any kind in or to the Trade Secrets or Confidential Information. Except in the performance of services for the Company, HDA will hold in confidence and not reproduce, distribute, transmit, reverse engineer, decompile, disassemble, or transfer, directly or indirectly, in any form, by any means, or for any purpose, the Trade Secrets or the Confidential Information or any portion thereof. HDA agrees to return to the Company, upon request by the Company, the Trade Secrets and Confidential Information and all materials relating thereto and copies thereof.

         (b) HDA's obligations under this Agreement with regard to the Trade Secrets shall remain in effect for as long as such information shall remain a trade secret under applicable law. HDA acknowledges that its obligations with regard to the Confidential Information shall remain in effect while HDA during the Restricted Period. As used herein, "Trade Secrets" means information of the Company, its licensors, suppliers, customers, or prospective licensors or customers, including, but not limited to, technical or nontechnical data, formulas, patterns, compilations, programs, devices, methods, techniques, drawings, processes, financial data, financial plans, product plans, or a list of actual or potential customers, suppliers, employees or independent contractors, which (i) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use and
(ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. As used herein, "Confidential Information" means information, other than Trade Secrets, that is of value to its owner and is treated as confidential; provided, however, that HDA shall not be restricted from disclosing or using Confidential Information that: (i) is or becomes generally available to the public other than as a result of an unauthorized disclosure; (ii) was known to HDA on a non-confidential basis and not in contravention of applicable law or a confidentiality or other similar agreement before its disclosure to HDA by the Company or one of the Company's officers or
(iii) is required to be disclosed by law, court order or other legal process; provided, however, that in the event disclosure is required by law, HDA shall provide the Company with prompt notice of such requirement so that the Company may seek an appropriate protective order prior to any such


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required disclosure by HDA. Confidential Information may include, but not be limited to, future business plans, licensing strategies, advertising campaigns, information regarding executives, employees and independent contractors and the terms and conditions of this Agreement.

         6.3 Acknowledgments. The parties hereto agree that: (i) the periods of restriction and Territory of restriction contained in this Agreement are fair and reasonable in that they are reasonably required for the protection of the Company; (ii) by having access to information concerning employees and actual or prospective customers of the Company, HDA shall obtain a competitive advantage as to such parties; (iii) the covenants and agreements of HDA contained in this Agreement are reasonably necessary to protect the interests of the Company in whose favor said covenants and agreements are imposed in light of the nature of the Company's business and the involvement of HDA in such business; (iv) the restrictions imposed by this Agreement are not greater than are necessary for the protection of the Company in light of the substantial harm that the Company will suffer should HDA breach any of the provisions of said covenants or agreements and (v) the covenants and agreements of HDA contained in this Agreement form material consideration for this Agreement.

         6.4 Remedy for Breach. HDA agrees that remedies at law of the Company for any actual or threatened breach by HDA of the covenants contained in Sections 8.1 through 8.3 of this Agreement would be inadequate and that the Company shall be entitled to specific performance of the covenants in such paragraphs or injunctive relief against activities in violation of such paragraphs, or both, by temporary or permanent injunction or other appropriate judicial remedy, writ or order, in addition to any damages and legal expenses (including attorney's fees) which the Company may be legally entitled to recover. HDA acknowledges and agrees that the covenants contained in Sections
6.1 through 6.3 of this Agreement shall be construed as agreements independent of any other provision of this or any other agreement between the parties hereto, and that the existence of any claim or cause of action by HDA against the Company, whether predicated upon this or any other agreement, shall not constitute a defense to the enforcement by the Company of said covenants.

         6.5 Survival. Notwithstanding anything to the contrary contained herein, all of the terms and conditions contained in Sections 6.1, 6.2, 6.3 and
6.4 hereof shall survive any termination of this Agreement.

                                    ARTICLE 7

                                   TERMINATION

         7.1 Termination. The term of this Agreement and all obligations hereunder (except all obligations which by their terms survive the termination of this Agreement) shall terminate without notice upon the earlier occurrence of any of the following events:

                  (a) The Company's adjudication as a bankrupt, the Company's execution of a general assignment for the benefit of creditors, or the appointment of a receiver for the Company;


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                  (b) Voluntary or involuntary legal dissolution of the Company;

                  (c) All the common stock of the Company becoming owned by any one (1) Shareholder; or

                  (d) The mutual agreement of the parties as expressed in a writing clearly indicating such intent and duly signed by all the parties.

                  (e) The date which is ten (10) years after the date hereof.

                                    ARTICLE 8

                                  MISCELLANEOUS

         8.1 Stock Legend. In addition to the standard investment restrictive legends, necessary to comply with applicable securities laws, and any other required legends, each certificate representing shares of Stock shall bear on its reverse side a legend stating substantially the following:

         "THIS CERTIFICATE AND THE SHARES EVIDENCED HEREBY MAY NOT BE SOLD, GIVEN, PLEDGED, ASSIGNED, HYPOTHECATED, TRANSFERRED ENCUMBERED, REDEEMED OR OTHERWISE DISPOSED OF, EXCEPT ACCORDING TO THE TERMS AND CONDITIONS OF THAT CERTAIN SHAREHOLDERS' AGREEMENT AMONG THE COMPANY AND CERTAIN OF ITS SHAREHOLDERS DATED JANUARY ___, 1998."

All additional Stock certificate(s) acquired by any Shareholder shall bear a similar legend.

         8.2 Dividends, Splits, and Similar Matters. If as a result of a stock dividend, stock split, recapitalization, or other adjustment in the Company's capital stock or as a result of a merger, consolidation, or other reorganization of the Company, the number of the Company's shares of capital stock increases, reduces, or otherwise changes, and if any Shareholder shall thereupon be entitled to new, additional or different shares, such new shares shall upon issuance automatically be subject to the terms, conditions and restrictions herein contained relating to the original shares of Stock owned by the Shareholder.

         8.3 Options, Rights or Warrants. If options, rights or warrants are awarded with respect to any Securities of the Company, or if any Shareholder exercises such options, rights or warrants, the shares of securities issuable upon such exercise shall likewise be subject to the terms, conditions and restrictions herein contained relating to the original Stock.

         8.4 Original Issuance of Stock. After the date hereof, the Company shall not issue any unissued shares or treasury shares of the Stock to any person who is not a party to this Agreement unless (a) the Person(s) acquiring such stock agree in writing to be bound by the terms and conditions of this Agreement, and (b) the stock certificates representing such shares bear a legend substantially in the form set forth in Section 10.1 hereof.


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         8.5 Stock Transfers. Any shares of Stock transferred by a Shareholder in accordance with the term hereof to a Person not currently a party to this Agreement, shall remain subject to the terms, conditions and restrictions of this Agreement and any transferee, as a condition precedent to such transfer, shall execute all such written acknowledgments, amendments or other agreements or documents as the Company may reasonably request, as necessary to effectuate this provision.

         8.6 Notices and Other Communications. All notices of objections, other notices or other communications required or permitted hereunder must be in writing and shall be deemed effectively given (a) upon delivery, when delivered personally against receipt therefor, (b) upon delivery when sent by certified mail, postage prepaid and return receipt requested, (c) upon transmission, when transmitted by telecopier, facsimile, telex or other electronic transmission method, provided that receipt is confirmed and notice is sent by certified mail, postage prepaid and return receipt requested, or (d) upon delivery, when sent by Federal Express or other nationally recognized overnight delivery service.

         If more than one (1) party is entitled to receive a specific notice or other communication, the same shall be deemed to have been effectively given when given to all of the parties entitled to receive the same, in the manner described above. Any such notice shall be sent to the party to whom notice is intended to be given at its address as shown below:

         If to the Company:         InsureRate, Inc.
                                    Building 14, Suite 100
                                    3535 Piedmont Road
                                    Atlanta, Georgia 30308
                                    Attention:  Jerome R. Corsi, President
                                    Facsimile: (404) 237-3060

         If to HomeCom:             HomeCom Communications, Inc.
                                    Building 14, Suite 100
                                    3535 Piedmont Road
                                    Atlanta, Georgia 30308
                                    Attention:  Harvey Sax, President
                                    Facsimile: (404) 237-3060

         If to HDA:                 Hamilton Dorsey Alston Company
                                    Suite 100
                                    3350 Cumberland Circle
                                    Atlanta, Georgia 30339-3346
                                    Facsimile: (770) 850-9375

         All notices, requests, claims, demands and other communications required or permitted to be made hereunder shall be in writing and shall be given (and shall be deemed to be received on the date given) by hand, cable, telegram, telex, telecopy (with receipt confirmed) or by overnight courier service, to the respective parties hereto at their addresses set forth below their signatures


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hereto, and a copy of each such notice, request, claim, demand or other communication shall be sent to the then registered agent of the Company at its registered office.

         8.7 Assignment; Delegation. No Party may assign any of its rights, or delegate any of its duties, pursuant to the terms of this Agreement, without the prior written consent of all other Parties.

         8.8 Entire Agreement. This Agreement supersedes all prior discussions and agreements by the Parties, with respect to the transactions described herein, and constitutes the sole and entire agreement between the parties hereto as to such transactions.

         8.9 Applicable Law. This Agreement has been negotiated, drafted, and executed in Georgia, and shall be construed and enforced according to the laws of the State of Georgia.

         8.10 Validity. If any provision of this Agreement is held for any reason to be invalid, it will not invalidate any other provisions of this Agreement which are in themselves valid, nor will it invalidate the provisions of any other agreement between the parties hereto.

         8.11 Survival of Representations, Warranties and Covenants. All representations, warranties and covenants made in this Agreement are cumulative, are in addition to those imposed by law or equity, and will survive the execution and delivery hereof, and the termination of the term hereof where applicable.

         8.12 Headings. The titles of the articles and subsections hereof appear as a matter of convenience only and shall not affect the interpretations thereof.

         8.13 Waiver. Nothing contained in this Agreement shall prevent the written waiver of the provisions of this Agreement by the parties hereto; provided, however, that waiver by any party of a breach by any other party of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by such party. No waiver shall be valid unless in writing and signed by all other parties hereto.

         8.14 Word Forms. Words importing the singular number shall include the plural number and vice versa, and any pronoun used shall be deemed to cover all genders.

         8.15 Further Assurances. The parties hereto agree to execute and deliver in a timely fashion any and all additional documents reasonably necessary to effectuate the purposes of this Agreement.

         8.16 Dividends. No dividends shall be paid or any distributions made with respect to any Stock sold, transferred, pledged, assigned, given, encumbered, or otherwise disposed of in breach of the terms of this Agreement, and no such transfer be registered on the books or records of the Company.

         8.17 Amendment. This Agreement may not be amended, modified or supplemented except in a writing duly signed by all the parties hereto and clearly expressing such intent.


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         8.18 Binding Agreement. This Agreement, and all of its provisions, shall be binding upon and inure to the benefit of all the parties hereto, and their respective heirs, Legal Representative(s), successors and permitted assigns, without any further act or action by any party hereto; provided, however, such transfer will not be recognized on the books and records of the Company and will not be valid unless such transfer occurs pursuant to the terms hereof and such heir, Legal Representative, successor or permitted assign has consented in writing to the terms and conditions hereof.

         8.19 Conflicting Agreements. Each party hereto represents and warrants that the execution, delivery and performance of this Agreement by such party does not conflict with the terms of any agreement, judicial decree or order to which such party is a party or is subject.

         8.20 Adequacy of Consideration. This Agreement constitutes a separate agreement independently supported by good and adequate consideration, the receipt and sufficiency of which is hereby acknowledged. This Agreement shall be interpreted, construed, enforced, and conclusively deemed separate, apart from, and independent of any other agreement between and among the parties hereto. Any claim or cause of action of any party hereto against any other party hereto arising under any other agreement between or among the parties, or out of any set of facts, shall not constitute a defense to the enforcement of covenants and agreements contained in this Agreement.

         8.21 Enforceability. The parties recognize and acknowledge that it is impossible to measure in money the damages which would result to any party hereto as a result of the failure of any one of the parties hereto to perform any of the obligations imposed pursuant to the terms of this Agreement. If any party hereto or its Legal Representative should institute an action or proceeding in equity to enforce the provisions hereof, any party hereto against whom such action or proceeding is brought hereby waives the claim or defense that such complaining party or its Legal Representative has an adequate remedy at law, and such party or such Legal Representative shall not urge in any action or proceeding the claim or defense that such remedy at law exists. Each party hereto agrees that specific performance, or injunctive relief, as the case may be, is an appropriate remedy for any breach hereof; provided, however, that nothing contained herein shall prevent any party hereto from seeking a remedy at law in connection with any breach of this Agreement by the other party hereto.

         8.22 Judicial Interpretation. If a provision in this Agreement requires judicial interpretation, the judicial body interpreting or construing the same shall not apply the assumption that the terms hereof shall be more strictly construed against one party hereto by reason of the rule of construction that an instrument must be construed more strictly against the party which itself or through its agents prepared the same, the parties hereto hereby agreeing that all parties hereto and their agents have participated in preparation hereof equally.

         8.23 Consent to Jurisdiction. Each party hereto agrees to the exclusive jurisdiction of the United States District Court for the Northern District of Georgia with respect to any claim or cause of action, whether in law or equity, including specific performance, arising under or relating to this Agreement, and waives personal service of any and all process upon it, and


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consents that all services of process may be made by certified or registered mail, postage pre-paid and return receipt requested, to the address of the parties set forth in Section 10.6 hereof. Each party hereto waives any objection based on forum nonconveniens and waives any objection to venue of any action instituted hereunder. Each party hereto waives trial by jury in any action brought hereunder. Each party hereto agrees that a final judgment in any such action shall be conclusive and may be enforced in any other jurisdiction by suit on a judgment or in any other manner provided by law. Nothing in this Section
10.23 shall affect the right of any party hereto to serve legal process in any other manner permitted by law. To the extent that any party hereto has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process with respect to itself or its property, such party hereby waives (to the fullest extent permitted by applicable law) such immunity in respect of its obligations hereunder.

         8.24 Time. Time is of the essence with respect to this Agreement and the exercising by any party hereto of any rights or performance by any party hereto of any duties contained herein.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed this 23rd day of January 1998.

                                    "COMPANY"

                                    InsureRate, Inc.


                                    By:
                                       -----------------------------------------
                                              Jerome R. Corsi, President


                                    "HDA"

                                    Hamilton Dorsey Alston Company


                                    By:
                                       -----------------------------------------
                                        Curt L. Goetsch, Senior Vice President


                                    "HOMECOM"

                                    HomeCom Communications, Inc.


                                    By:
                                       -----------------------------------------
                                                Harvey Sax, President



ACKNOWLEDGED AND ACCEPTED
ON THIS 23RD DAY OF JANUARY, 1998:


                               (SEAL)
-------------------------------
Jerome R. Corsi


                                      -13-